UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 13, 2006
(Date of Earliest Event Reported)

WHO’S YOUR DADDY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3131 Camino del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

          Effective as of April 13, 2006, Who’s Your Daddy, Inc. (the “Company”) entered into an agreement (the “New Agreement”) with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Holders”) whereby the Callable Secured Convertible Notes dated April 29, 2005 and the Filing Notes dated October 5, 2005 (the “Notes”) issued by the Company to the Holders, and other matters set forth herein, were restructured. The New Agreement provides for the Company to repay the Holders on or before May 6th, 2006 in full and final settlement of all amounts owed to them $2,400,000 and issue six-year warrants, pro-rata to the Holder’s, to purchase a total of 200,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The Holder’s Notes will not be convertible and any previously-issued warrants issued to Holders will be cancelled. For the complete terms please see the Letter of Agreement filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

2.1	Letter of Agreement between the Company and each of AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated April 13, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WHO’S YOUR DADDY, INC.

/s/ Dan Fleyshman
Dan Fleyshman
President

April 18, 2006